Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated November 25, 2008, with respect to the financial statements and financial highlights of Security Mid Cap Growth Fund in Post-Effective Amendment No. 64 to the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-32791) and under the Investment Company Act of 1940 (Registration No. 811-01316).

                                                /s/ Ernst & Young LLP
                                                --------------------------------
Kansas City, Missouri
January 26, 2009